SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 6, 2002
(Date of earliest event reported)

CARDIMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:    (510) 354-0300

Item 5.    Other Events.

On August 5, 2002, Cardima, Inc. completed a private placement of 6,788,325 shares of Common Stock to select institutional and other accredited investors at a price of $0.72 per share, the average closing price of the Common Stock for the five trading days ending August 2, 2002, the last trading day before the closing. The private placement included the issuance of warrants to purchase up to an aggregate of 2,036,491 shares of Common Stock at an exercise price of $0.90, which are redeemable upon certain events. Net proceeds to the Company were approximately $4.5 million. The Company agreed to register for resale the Common Stock issued in this private placement, including shares underlying the warrants.

A press release relating to these matters was issued by Cardima, Inc. on August 6, 2002.

The complete text of the press release issued by the company is attached as an exhibit to this Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

99.1 Press Release, dated August 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2002

CARDIMA, INC.

By:	/s/ GABRIEL B. VEGH
Gabriel B. Vegh Chairman of the Board and Chief Executive Officer